EXHIBIT 99.1

Shenandoah Telecommunications Company Declares $18.75 per Share Special Dividend

EDINBURG, Va., July 02, 2021 (GLOBE NEWSWIRE) -- The Board of Directors of Shenandoah Telecommunications Company (“Shentel” or the “Company”) (NASDAQ: SHEN) declared a special dividend of $18.75 per share on the issued and outstanding shares of Shentel’s common stock. The special dividend is payable on August 2, 2021 to shareholders of record as of the close of business on July 13, 2021. In accordance with NASDAQ rules, the ex-dividend date will be August 3, 2021, the first business day after the payment date.

The Company currently expects approximately $19.6 million of the special dividend to be reinvested in shares of the Company’s common stock via the Company’s Dividend Reinvestment Plan. The reinvested dividends are expected to be used to purchase shares of the Company’s common stock in market transactions during the thirty days following the dividend payment date.

The total payout to Shentel shareholders, before any reinvestments via the Company’s Dividend Reinvestment Plan, will be approximately $936.6 million.

“We are pleased to return over $936 million in value to our shareholders after the successful sale of our Wireless assets and operations to T-Mobile,” said the Company’s President and Chief Executive Officer Christopher E. French. “As we close our chapter as a provider of mobile wireless services, we are excited about the growth prospects of our broadband centric company and the opportunity to create shareholder value by providing the fastest internet services in our markets through our unique, integrated cable, fiber and fixed wireless broadband networks.”

About Shenandoah Telecommunications

Shenandoah Telecommunications Company (Shentel) provides broadband services through its high speed, state-of-the-art cable, fiber optic and fixed wireless networks to customers in the Mid-Atlantic United States. The Company’s services include: broadband internet, video, and voice; fiber optic Ethernet, wavelength and leasing; and tower colocation leasing. The Company owns over 6,800 route miles of fiber and 223 macro cellular towers. For more information, please visit www.shentel.com.

This release contains forward-looking statements about Shentel regarding, among other things, its business strategy, its prospects and its financial position. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “could,” or “anticipates” or the negative or other variation of these or similar words, or by discussions of strategy or risks and uncertainties. The forward-looking statements are based upon management’s beliefs, assumptions and current expectations and may include comments as to Shentel’s beliefs and expectations as to future events and trends affecting its business that are necessarily subject to uncertainties, many of which are outside Shentel’s control. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved, and actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors. A discussion of other factors that may cause actual results to differ from management’s projections, forecasts, estimates and expectations is available in Shentel’s filings with the Securities and Exchange Commission. Those factors may include natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as COVID-19, changes in general economic conditions, increases in costs, changes in regulation and other competitive factors. The forward-looking statements included are made only as of the date of the statement. Shentel undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as required by law.

CONTACTS:

Shenandoah Telecommunications Company

Jim Volk
Senior Vice President - Chief Financial Officer
540-984-5168
Jim.Volk@emp.shentel.com